ARROW FINANCIAL CORPORATION
    1998 LONG TERM INCENTIVE PLAN

 Section 1.  Establishment and Purpose

     Arrow Financial Corporation (the "Company") hereby establishes an incentive compensation plan to be named the Arrow Financial Corporation 1998 Long Term Incentive Plan (the "Plan"), for certain employees of the Company and its subsidiaries. The purpose of this Plan is to encourage those employees who receive awards under the Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have added incentives to work for the success of the Company and its subsidiaries.

        Section 2.  Definitions

     Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) Award means any Option or Restricted Stock granted under the Plan.

     (b)  Award Agreement means the written
          agreement evidencing an Award under the
          Plan, which shall be executed by the Company and the Participant.

     (c) Board means the Board of Directors of the Company.

     (d)  Code means the Internal Revenue Code of
          1986, as amended and in effect from time to time.

     (e)  Committee means the Personnel Committee
          of the Board or any subcommittee thereof or successor committee thereto charged from time to time with the administration of this Plan, or, in the absence of any such committee or subcommittee thusly charged, the full
          Board.

     (f)  Company means Arrow Financial
          Corporation, a New York corporation.

     (g)  Disability means permanent and total
          disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith upon receipt of and in reliance on sufficient competent medical advice.

     (h) Eligible Employee means any salaried full-time employee (including officers and directors who are also employees) of the Company or any Subsidiary.

     (i)  Exercise Price of an Option means the
          purchase price per share of Stock upon
          exercise of the Option as fixed by the
          Committee upon grant, subject to adjustment thereafter under Section 12 of the Plan.

     (j) Fair Market Value of the Stock as of any particular date means (i) for any period during which the price of the Stock shall be reported by the National Market System of the National
          Association of Securities Dealers Automated
          Quotation System ("NASDAQ"), the last
          transaction price per share as quoted by National Market System of NASDAQ on the last preceding day on which the securities markets were open, (ii) for any period during which the price of the Stock shall not be reported by the National Market System of NASDAQ but shall be reported by NASDAQ, the closing bid price per share as reported by NASDAQ on the last preceding day on which the securities markets were open, or (iii) for any period during which the price of the Stock is not reported on NASDAQ, the fair market price per share of Stock for such date as determined by the Board.

     (k) Option means the right to purchase Stock at the Exercise Price for a specified period of time and subject to specified conditions; for purposes of the Plan, an Option may be either an Incentive Stock Option within the meaning of Section 422 of the Code or a so-called Nonqualified Stock Option, not qualifying under Section 422 of the Code.

     (l)  Participant means any Eligible Employee
          designated by the Committee to receive an Award under the Plan.

     (m) Period of Restriction means the period during which an Award of Restricted Stock is restricted pursuant to Section 10 of the Plan.

     (n)  Restricted Stock means shares of Stock
          awarded to an Eligible Employee that are both subject to certain restrictions on transfer and are subject to forfeiture, as specified in Section
          10 of the Plan.

     (o) Retirement means retirement with eligibility for normal or early retirement benefits under the terms of the Company's principal retirement plan in effect at such time.

     (p)  Stock means Common Stock of the Company.

     (q) Subsidiary means a subsidiary corporation of the Company as defined in Section 425 of the Code.

     (r)  Taxable Event means an event requiring
          Federal, state or local tax to be withheld with respect to an Award hereunder, including but not limited to the exercise of Nonqualified
          Stock Options, the ending of a period of Restriction with respect to Restricted Stock, the making by a participant of an election under Section 83(b) of the Code, or any of the foregoing with respect to a Performance
          Award.

       Section 3.  Administration

     The Plan will be administered by the Committee. The Committee will have sole authority and discretion to select those Eligible Employees who will receive Awards under the Plan and to determine the number and type of Awards to be granted to such Eligible Employees and the conditions applicable to such Awards, consistent with the terms of the Plan, provided that the Committee shall have the authority from time to time to designate a subcommittee consisting of two or more directors or executive officers of the Company, which subcommittee shall have such authority to make determinations with respect to the Plan as the Committee shall specify. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons.

          Section 4.  Duration

     No Award may be granted under the Plan after the date that is ten (10) years after the date the Plan is approved by the Board. The Plan, unless earlier terminated pursuant to
Section 16, will expire upon the forfeiture, cancellation or vesting (including exercise, if appropriate) of the last Award granted or that may be granted under the Plan.

          Section 5.  Shares Reserved Under the Plan

     There is hereby reserved for issuance under the Plan an aggregate of 300,000 shares of Stock, which is the maximum number of shares available for Awards granted under the Plan, subject to subsequent adjustment as provided in Section 12. Such shares may be authorized and unissued shares or treasury shares. Upon the grant of Awards under the Plan, the shares of Stock underlying such Awards will be deducted from the number of shares available for future Awards under the Plan, provided that, (i) upon the forfeiture of outstanding Options or shares of Restricted Stock prior to the exercise thereof (in the case of Options) or the vesting thereof (in the case of Restricted Stock), the shares underlying such forfeited Awards will be added back to the number of shares available for future Awards under the Plan, and (ii) in the event any Options granted under the Plan are exercised and the purchase price therefore is paid, in whole or in part, by the surrender of shares of Stock to the Company, the number of shares thus surrendered will be added back to the number of shares available for future Awards under the Plan.

       Section 6.  Participation

     In selecting Eligible Employees to receive Awards under the Plan and in determining the type and amount of their respective Awards, the Committee shall consider such factors as it deems pertinent. The grant of an Award to an Eligible Employee in any year shall not obligate the Committee to grant an Award to any other Eligible Employee in such year or to any Eligible Employee in any other year.

      Section 7.  Types of Awards

     The following Awards may be granted under the Plan:
(a) Incentive Options, (b) Nonqualified Stock Options, and (c) Restricted Stock, all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant and the terms and conditions of such Awards, which terms and conditions need not be uniform as between different Participants.

      Section 8.  Incentive Stock Options

     (a)  Options granted under the Plan may be
"incentive stock options" qualifying under Section 422 of the Internal Code. Such Incentive Stock Options shall constitute options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which shall not be less than, but may be more than, 100 percent of the Fair
Market Value of the Stock as of the date of grant. The aggregate Fair Market Value (determined as the date of grant) of the Stock with respect to which any Incentive Stock
Options granted under the Plan to any one Participant
(together with all other incentive stock options previously granted to such Participant under the Plan and under all other option plans of the Company and its Subsidiaries) are exercisable for the first time during any calendar year shall not exceed $100,000.

     (b) The Committee shall establish upon grant of an Incentive Stock Option the period of time during which such Option will be exercisable by the Participant, provided that no Incentive Stock Option will continue to be exercisable, in whole or in part, more than ten years after the date of grant. Subject to this limitation, the Committee may provide upon grant that full exercisability of the Option will be phased in and/or phased out over some designated period of time. The Committee also may provide that exercisability of an Incentive Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the occurrence of a certain event or events as specified by the Committee, such as the Retirement of the Participant or a change in control of the Company. Generally, exercisability of an Incentive Stock
Option granted under the Plan is conditioned upon continued employment of the Participant by the Company and its Subsidiaries, provided that the Committee may specify upon grant that exercisability of such Option will continue for some designated period of time after termination of employment.
The maximum period of time for exercisability of an Incentive Stock Option after termination of employment (which shall be the applicable period of time of exercisability after termination of employment for each Incentive Stock Option granted under the Plan if the Committee does not specify otherwise) is as follows: (i) if employment is terminated other than due to the death or Disability of the Participant, exercisability may be extended for a maximum of 90 days after the date of termination; (ii) if employment is terminated due to the Disability of the Participant, exercisability may be extended for a maximum of 12 months after the date of termination (unless the Participant dies within such 12-month period, in which event exercisability may be extended until the later of the date 3 months after the date of death or the last day of such 12-month period); and (iii) if employment is terminated due to the death of the Participant, exercisability may be extended until the date ten years after the date of the original grant. Notwithstanding the preceding sentence, in no event may any Incentive Stock Option granted under the Plan be exercised after the date ten years after the date of grant. Leaves of absence required by law or otherwise granted by the Company and transfers of employment between the Company and/or its Subsidiaries shall not constitute a termination of employment.

     (c) Upon exercise of an Incentive Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Committee has so authorized (and subject to any conditions imposed by the Committee) and if the Participant so elects, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant.
Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair
Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which an Incentive Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon the grant of an Incentive
Stock Option, the shares of Stock issuable upon exercise of the Option may be subject to certain restrictions upon their subsequent transfer or sale. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant, the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

     (d)  The Committee may require reasonable
advance notice of exercise of an Incentive Stock Option, normally not to exceed three calendar days, and may condition exercise of such Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

         Section 9.  Nonqualified Stock Options

     (a) Options granted under the Plan may be so-called "nonqualified stock options," that is, options that do not qualify as "incentive stock options" under Section 422 of the Code. Such Nonqualified Stock Options shall constitute options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise
Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock as of the date of grant.

     (b) The Committee shall establish upon grant of a Nonqualified Stock Option the period of time during which such Option will be exercisable by the Participant, provided that no Nonqualified Stock Option will continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to this limitation, the Committee may provide that full exercisability of the Option will be phased in and/or phased out over some designated period of time. The Committee also may provide that exercisability of a Nonqualified Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the occurrence of a certain event or events as specified by the Committee, such as the Retirement of the Participant or a change in control of the Company. Generally, exercisability of a Nonqualified Stock Option granted under the Plan is conditioned upon continued employment of the Participant by the Company and its Subsidiaries, provided that the Committee may specify upon grant that exercisability of such Option will continue for some designated period of time after termination of employment. If the Committee does not specify otherwise, a Nonqualified Stock Option granted under the Plan will continue to be exercisable after termination of employment of the Participant, to the extent such Option was exercisable at termination of employment, as follows: (i) if employment is terminated other than due to the death, Disability or Retirement of the Participant, exercisability will continue for 90 days after the date of termination; (ii) if employment is terminated due to the Disability or Retirement of the Participant, exercisability will continue for 12 months after the date of termination (unless the Participant dies within such 12-month period, in which event exercisability will continue until the later of the date 3 months after the date of death or the last day of such 12-month period); and (iii) if employment is terminated due to the death of the Participant, exercisability may be extended until the date ten years after the date of the original grant. Notwithstanding the preceding sentence, in no event may any Nonqualified Stock Option granted under the Plan be exercised after the tenth anniversary of the date of grant. Leaves of absence required by law or otherwise granted by the Company and transfers of employment between the Company and/or its Subsidiaries shall not constitute a termination of employment.

     (c) Upon exercise of a Nonqualified Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Committee has so authorized (and subject to any conditions imposed by the Committee) and if the Participant so elects, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which a Nonqualified Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon the grant of a Nonqualified Stock Option, the shares of Stock issuable upon exercise of the Option may be subject to certain restrictions upon their subsequent transfer or sale. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant, the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

     (d)  The Committee may require reasonable
advance notice of exercise of a Nonqualified Stock Option, normally not to exceed three calendar days, and may condition exercise of such an Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.



     Section 10.  Restricted Stock

     (a) Restricted Stock shall consist of Stock or rights to Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to (i) restriction on sale or other transfer by the Participant and (ii) forfeiture by the Participant to the Company if the Participant ceases to be employed by the Company and its Subsidiaries, in each case as further defined and described in this Plan and by the Committee upon grant. Restricted Stock may be granted at no cost to Participants or, if subject to a purchase price, such price shall not exceed the par value of the Stock and shall be payable by the Participant to the Company in cash or by any other means that the Committee deems appropriate, including recognition of past employment.

     (b)  Except as otherwise provided below, the
minimum Period of Restriction for Restricted Stock shall be three years from the date of grant of the Award. The
Committee may provide upon grant of an Award of Restricted
Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may specify upon grant of an Award of Restricted Stock or thereafter while such Award is outstanding that any Period of Restriction for the Restricted Stock subject to the Award otherwise still in effect will terminate immediately upon the occurrence of a specified event or one of several specified events, such as the retirement of the Participant or a change in control of the Company. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale by the Participant (although not to forfeiture) after expiration of the Period of Restriction.

     (c) The Participant shall be entitled to all dividends declared and paid on Stock with respect to all shares of Restricted Stock held by the Participant, from and after the date such shares are awarded to the Participant and throughout the Period of Restriction except as otherwise specified by the Committee upon grant, and the Participant shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

     (d) A Participant shall be entitled to vote all shares of Restricted Stock awarded to the Participant from and after the date of grant and throughout the Period of Restriction except as otherwise specified by the Committee upon grant.

     (e) Pending expiration of the Period of Restriction for an Award of Restricted Stock, certificates representing shares of Restricted Stock subject to the Award shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any such shares, certificates representing such shares shall be delivered to the Participant or in the event of death of the Participant, to the beneficiary of the Participant.




     Section 11.  Award Agreements

     Within ten business days after the grant of an Award, the Company shall notify the Participant of the grant, and as soon as practicable thereafter, shall hand deliver or mail to the Participant an Award Certificate, duly executed by an officer on behalf of the Company.

       Section 12.  Adjustment Provisions

     (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the Plan and reserved for issuance on the books of the Company relating to the Plan shall be adjusted and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Participant shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger or consolidation involving the Company or any Subsidiary or any issuance of stock rights or warrants by the Company or any similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved for issuance hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate.

    Section 13.  Nontransferability

     Except if the Committee shall provide otherwise with respect to an Award of a Nonqualified Stock Option, each Award granted under the Plan to a Participant shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant holding an unexercised
Option, any exercise of the Option thereafter, if otherwise permitted, may be effected only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.

           Section 14.  Taxes

     The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any Award granted under the Plan, whether upon exercise of a Nonqualified Stock Option or expiration or termination of a Period of Restriction for Restricted Stock or the occurrence of any other Taxable Event, after giving notice to the Participant affected by such tax withholding as far in advance of the Taxable Event as practicable, and in any such case in which repayment or indemnification of such amount by or on behalf of the Participant is required, the Company may defer making delivery as to any Award until such repayment or indemnification is completed. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides, by reducing the number of shares otherwise deliverable to or on behalf of the Participant on such Taxable Event by a number of shares having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

           Section 15.  No Right to Employment

     A Participant's right, if any, to continue to serve the Company or any Subsidiary as an officer, employee, or otherwise, shall not be enhanced or otherwise affected by the designation of such person as a Participant under the Plan.

           Section 16.  Amendment and Termination

     The Committee or the Board may amend the Plan from time to time or terminate the Plan at any time, provided that no such amendment may increase the number of shares reserved for issuance under the Plan unless such amendment has been approved by the shareholders of the Company. No amendment of the Plan shall reduce the amount of any existing Award or change the terms and conditions thereof in any manner adverse to the interests of the Participant without the Participant's consent. By mutual agreement between the Company and a Participant, one or more Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise periods for Options or Period of Restriction for Restricted Stock. To the event that any Awards that may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a Participant and not detrimental to the Company, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant
Stock Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards that do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

            Section 17.  Miscellaneous Provisions

     (a) Naming of Beneficiaries. In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

     (b) Successors. All obligations of the Company under the Plan will respect to Awards issued hereunder shall be binding on any successor to the Company.

     (c) Governing Law. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of New York without reference to applicable conflict of laws provisions, except insofar as such provisions may be expressly made subject to the laws of any other state or federal law.

              Section 18.  Shareholder Approval

     The Plan, in order to become and remain effective, must be approved by the shareholders of the Company by the minimum requisite vote under all applicable law, if any.